UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2024

QuantumScape Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39345	85-0796578
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1730 Technology Drive
San Jose, California		95110
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 408 452-2000

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	QS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of QuantumScape Corporation (the “Company”) was held on June 11, 2024. Present at the Annual Meeting in person or by proxy were holders of 288,717,339 shares of the Company’s Class A common stock and 54,659,255 shares of the Company’s Class B common stock, collectively representing 835,309,889 votes and 84.2% of the voting power of the shares of the Company’s common stock as of April 17, 2024, the record date for the Annual Meeting, and constituting a quorum for the transaction of business. The matters that were voted upon at the Annual Meeting, and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each such matter, where applicable, are set forth below.

Each share of Class A common stock was entitled to one vote on each proposal and each share of Class B common stock was entitled to ten votes on each proposal. The Class A common stock and Class B common stock voted as a single class on all matters.

At the Annual Meeting, the Company’s stockholders: (1) elected the Company’s nominees for directors; (2) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; (3) approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers; and (4) approved the amendment of the Company’s Amended and Restated Certificate of Incorporation to permit the exculpation of certain officers.

Proposal 1 – Election of twelve directors to serve until the 2025 Annual Meeting of Stockholders:

Director	Votes For	Votes Withheld	Broker Non-Votes
Frank Blome	724,458,466	8,945,079	101,906,344
Brad Buss	729,286,710	4,116,835	101,906,344
Jeneanne Hanley	729,755,790	3,647,755	101,906,344
Susan Huppertz	730,654,986	2,748,559	101,906,344
Prof. Dr. Jürgen Leohold	722,080,201	11,323,344	101,906,344
Dr. Gena Lovett	715,688,273	17,715,272	101,906,344
Prof. Dr. Fritz Prinz	730,138,402	3,265,143	101,906,344
Dipender Saluja	719,121,030	14,282,515	101,906,344
Sebastian Schebera	731,328,945	2,074,600	101,906,344
Jagdeep Singh	728,445,744	4,957,801	101,906,344
Dr. Siva Sivaram	731,396,827	2,006,718	101,906,344
JB Straubel	730,759,666	2,643,879	101,906,344

Proposal 2 – Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024:

Votes For	Votes Against	Abstentions
831,029,977	3,294,521	985,391

Proposal 3 – Approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
714,496,886	17,670,151	1,236,508	101,906,344

Proposal 4 – Approval of the amendment of the Company’s Amended and Restated Certificate of Incorporation to permit the exculpation of certain officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
725,132,292	7,243,362	1,027,891	101,906,344

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QuantumScape Corporation

Date:	June 13, 2024	By:	/s/ Michael McCarthy
Name: Michael McCarthy Title: Chief Legal Officer and Head of Corporate Development